SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 9, 2007

Armitage Mining Corp.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51246	84-1647399
(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway, 6th Floor
Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

(972) 764-5355
(Issuer's Telephone Number)

8100 East Union Avenue, Suite 1206
Denver, Co

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On March 13, 2007, the Company filed a Current Report on Form 8-K (the “8-K”), to report among other matters the dismissal of its independent registered public accounting firm. The Company is filing this Current Report on Form 8-K/A to amend Item 4.01 to note that in addition to the period stated in the 8-K, during the Company’s most recent fiscal year and any subsequent interim period through the date of the dismissal of its independent registered public accounting firm, the Company did not have any disagreements with Sherb & Co. (“Sherb”) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Sherb’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On March 9, 2007, Armitage Mining Corp. (the “Company”) notified Sherb & Co., LLP (“Sherb”) that it was being dismissed as the Company’s independent registered public accounting firm. The decision to dismiss Sherb as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on March 5, 2007.

Except as noted in the paragraph immediately below, the report of Sherb on the Company’s financial statements for the year ended September 30, 2006 and for the period April 30, 2004 (inception) to September 30, 2006 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The report of Sherb on the Company’s financial statements as of and for the year ended September 30, 2006 and for the period April 30, 2004 (inception) to September 30, 2006 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has suffered recurring losses from continuing operations and would have to obtain additional capital to sustain operations.

During the year ended September 30, 2006 and for the period April 30, 2004 (inception) to September 30, 2006 and during the Company’s most recent fiscal year and any subsequent interim period through the date of Sherb’s dismissal, the Company has not had any disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Sherb’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the year ended September 30, 2006 and for the period April 30, 2004 (inception) to September 30, 2006, Sherb did not advise the Company that any of the events listed in Item 304 (a)(1)(Iv)(B) had occurred or should occur.

The Company has provided Sherb with a copy of the above disclosures. The Company has requested Sherb to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Sherb agrees with the statements made herein above and, if not, stating in which respects Sherb does not agree. Attached, as Exhibit 16.1, hereto is a copy of Sherb’s response letter, dated March 27, 2007.

New independent registered public accounting firm

On March 9, 2007, the Company engaged Schwartz Levitsky Feldman LLP (“SLF”) as its independent registered public accounting firm for the Company’s fiscal year ended September 30, 2007. The decision to engage SLF as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on March 5, 2007.

During the year ended September 30, 2006 and for the period April 30, 2004 (inception) to September 30, 2006, through the date of this disclosure, the Company did not consult with SLF regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter dated March 27, 2007, from Sherb & Co., LLP to the Securities and Exchange Commission regarding statements included in this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMITAGE MINING CORP.

Dated: March 27, 2007	By:	/s/ Charles Fu
Name: Charles Fu
Title: President